EXHIBIT 5



                         July 5, 1995



Board of Directors
First Union Corporation
Charlotte, North Carolina  28288

Gentlemen:

   I have acted as counsel for First Union Corporation (the "Corporation") in connection with the registration on Form S-8 (the "Registration Statement") of $50,000,000 of the Corporation's deferred compensation obligations (the "Obligations"), which are issuable under the First Union Corporation Elective Deferral Plan (the "Plan") effective as of July 1, 1995.

   On the basis of such investigation as I deemed necessary, I am of the opinion that:

   (1) the Corporation has been duly incorporated and is validly existing under the laws of the State of North Carolina; and

   (2) the Obligations have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Plan, will be validly issued.

   I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,



                                    Marion A. Cowell, Jr.